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                                  EXHIBIT 99.1



                                  PRESS RELEASE
                            OFFSHORE LOGISTICS, INC.
                         COMPLETES PRIVATE DEBT OFFERING


LAFAYETTE,  LOUISIANA  (January 28, 1998) - Offshore  Logistics,  Inc.  (NASDAQ:
OLOG) today announced that it has completed the sale of $100 million aggregate principal amount of 7.875% Senior Notes due 2008 discounted to yield 7.915%.

         The issuance was made by means of an offering memorandum to institutional investors pursuant to Rule 144A and other provisions of the Securities Act of 1933. Proceeds from the offering will be used to repay certain of the Company's existing indebtedness and for general corporate purposes, including working capital.

         The Senior Notes issued by Offshore Logistics, Inc. have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent such registration or an application exemption from the registration requirements.

         Offshore Logistics, Inc. provides helicopter transportation services to the offshore oil and gas exploration and production industry.

         For further information contact:

                          Dru Milke
                          Chief Financial Officer
                          Offshore Logistics, Inc.
                          P.O. Box 5-C
                          Lafayette, Louisiana 70505
                          (318-233-1221)

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